Exhibit 99.1

From: Marshall Chesrown
To: All Company

Sent: Tuesday, May 9, 2023

Cc: Board Of Directors
Subject: Announcement

Entire RumbleOn Team,

Subject: Changes in Executive Leadership

It is with significant disappointment that I let you all know, effective today, Peter Levy is no longer with RumbleOn as our President and Chief Operating Officer. Personally, and on behalf of the Company, I want to thank Peter for his dedication, hard work, and loyalty to the company.

In my opinion, to say this is unfortunate for the company and our shareholders is a massive understatement.

In addition, Peter has resigned his position as a member of our Board of Directors, to allow the remaining Board Members to appoint a new, independent director, who will be joining the Board in the next few days.

Effective as of now and until further notice, I will be filling both positions of CEO and COO. The Board has initiated a national search to fill the COO position as soon as possible.

For the time being, any questions, comments or correspondence that would normally be directed to Peter, please send directly to me.

These situations unfortunately do happen in business and the timing is never perfect.

Join me in wishing Peter the best that life and career has to offer.

Marshall

Marshall Chesrown

Chief Executive Officer